                                                                     Exhibit 5.1

                       [Letterhead of Baker Botts L.L.P.]

                                                              September 12, 2005

CenterPoint Energy Transition Bond Company II, LLC
1111 Louisiana, Suite 4655B
Houston, Texas 77002

Ladies and Gentlemen:

            We have acted as counsel for CenterPoint Energy Transition Bond Company II, LLC, a Delaware limited liability company (the "Company"), in connection with the preparation of Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, on September 12, 2005 relating to the proposed issuance of up to $1,857,000,000 in aggregate principal amount of transition bonds (the "Transition Bonds") of the Company to be offered from time to time as described in the form of the prospectus (the "Prospectus") included as part of the Registration Statement and in connection with the matters set forth herein. Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Prospectus. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

            In our capacity as your counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including:

            (a) The Certificate of Formation of the Company, dated as of December 3, 2004 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 3, 2004;

            (b) The Limited Liability Company Agreement of the Company, dated as of December 3, 2004, by CenterPoint Energy Houston Electric, LLC, a Texas limited liability corporation ("CEHE"), as sole member;

            (c) A Form of Amended and Restated Limited Liability Company Agreement of the Company (the "Agreement"), to be entered into by the CEHE, as sole member, and the managers named therein, attached as an exhibit to the Registration Statement;

            (d) The Registration Statement;

            (e) A form of Indenture (the "Indenture") to be entered into between the Company and Deutsche Bank Trust Company Americas, as trustee, attached as an exhibit to the Registration Statement, pursuant to which the Transition Bonds are to be issued; and

            (f) A Certificate of Good Standing for the Company, dated September 12, 2005, obtained from the Secretary of State.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Company, had or will have the power, limited liability company or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, limited liability company or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, CEHE and others. We have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            The opinions expressed below are based on the following assumptions:

            (a)   the Registration Statement will become effective;

            (b) the proposed transactions are consummated as contemplated in the Registration Statement;

            (c)   prior to the issuance of any Series of Transition Bonds:

                  (i) all necessary orders, approvals and authorizations for the Company's purchase from time to time of Transition Property from CEHE in exchange for the net proceeds of Transition Bonds will have been obtained by the Company;

                  (ii) the Amended and Restated Limited Liability Company Agreement of the Company will have been executed and delivered by an authorized representative of CEHE as sole member of the Company;

                  (iii) the Indenture will have been executed and delivered by the Company's authorized representative and Deutsche Bank Trust Company Americas, as trustee;

                  (iv) the maturity dates, the bond rates, the redemption provisions and the other terms of the Transition Bonds being offered will be fixed in accordance with the terms of the Indenture;

                  (v) the Sale Agreement between the Company and CEHE, as Seller, will have been executed and delivered;

                  (vi) the Servicing Agreement between the Company and CEHE, as Servicer, will have been executed and delivered;

                  (vii) the Underwriting Agreement among the Company, CEHE and the underwriters of the Transition Bonds (the "Underwriting Agreement") will have been executed and delivered; and

                  (viii) the Manager or Managers of the Issuer have taken all necessary action to approve and establish the terms of the Transition Bonds and the issuance thereof and to approve the terms of the offering of the Transition Bonds and related matters;

            (d) the Indenture will be qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended;

            (e) the Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of members to, and the creation, operation, dissolution and termination of, the Company, and that the Agreement and the Certificate are in full force and effect and have not been amended and no amendment of the Agreement or the Certificate is pending or has been proposed;

            (f) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation;

            (g) the legal capacity of natural persons who are parties to the documents examined by us;

            (h) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents; and

            (i) except to the extent provided in paragraph 3 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents.

            Based on and subject to the foregoing, we are of the opinion that:

            1. The Company has been duly formed and is validly existing and in good standing as a limited liability company under the Delaware Limited Liability Company Act (the "Act").

            2. Under the Act and the Agreement, the Company has all necessary limited liability company power and authority to execute and deliver the Indenture and to issue the Transition Bonds, and to perform its obligations under the Indenture and the Transition Bonds.

            3. Under the Act and the Agreement, the execution and delivery by the Company of the Indenture and the Transition Bonds, and the performance by the Company of its obligations under the Indenture and the Transition Bonds, have been duly authorized by all necessary limited liability company action on the part of the Company.

            4. When properly executed, authenticated and issued in accordance with the Indenture and delivered against payment of the purchase price provided for in the Underwriting Agreement, and upon satisfaction of all other conditions contained in the Indenture and the Underwriting Agreement, the Transition Bonds will constitute valid and binding obligations of the Company and will be enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditor's rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

            The opinions set forth above are limited in all respects to matters of Texas law, the contract law of the State of New York and the Delaware Limited Liability Company Act as in effect on the day hereof. We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this Firm under the heading "Legal Matters " in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Baker Botts L.L.P.